As filed with the Securities and Exchange Commission on July 17, 2018.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

RUBIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2836	46-2688109
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

325 Vassar Street, Suite 1A
Cambridge, MA 02139
(617) 679-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Pablo J. Cagnoni, Chief Executive Officer
325 Vassar Street, Suite 1A
Cambridge, MA 02139
(617) 679-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Cable, Esq.	Torben Straight Nissen	Peter N. Handrinos, Esq.
Arthur R. McGivern, Esq.	Andrew Oh	Wesley C. Holmes, Esq.
Goodwin Procter LLP	Rubius Therapeutics, Inc.	Latham & Watkins LLP
100 Northern Avenue	325 Vassar Street, Suite 1A	200 Clarendon Street
Boston, Massachusetts 02210	Cambridge, MA 02139	Boston, MA 02116
(617) 570-1000	(617) 679-9600	(617) 948-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ File No. 333-225840

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Proposed maximum aggregate offering price per share	Proposed maximum aggregate offering price	Amount of registration fee(2)
Common stock, $0.001 par value per share	1,095,950	$23.00	$25,206,850	$3,139

(1)         Represents only the additional number of shares being registered and includes 142,950 shares of common stock issuable upon exercise of the underwriters’ option to purchase additional shares to cover over-allotments, if any. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1, as amended (File No. 333-225840).

(2)         The registration fee is calculated in accordance with Rule 457(a) under the Securities Act of 1933, as amended, based on the proposed maximum aggregate offering price. The registrant previously registered securities at an aggregate offering price not to exceed $241,109,000 on a Registration Statement on Form S-1 (File No. 333-225840), which was declared effective by the Securities and Exchange Commission on July 17, 2018. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of $25,206,850 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”). The contents of the Registration Statement on Form S-1 (File No. 333-225840) filed by Rubius Therapeutics, Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on July 17, 2018, are incorporated by reference into this Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 17, 2018.

RUBIUS THERAPEUTICS, INC.

By:	/s/ Pablo J. Cagnoni
Pablo J. Cagnoni
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following person in the capacities and on the date indicated.

Name	Title	Date

Chief Executive Officer, Director (Principal Executive Officer)
/s/ Pablo J. Cagnoni		July 17, 2018
Pablo J. Cagnoni

*	Chairman, Director	July 17, 2018
David R. Epstein

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Andrew M. Oh		July 17, 2018
Andrew M. Oh

*	Director	July 17, 2018
Noubar B. Afeyan, Ph.D.

*	Director	July 17, 2018
Francis Cuss, M.B., B.Chir., FRCP

*	Director	July 17, 2018
Robert S. Langer, Sc.D.

*	Director	July 17, 2018
Roger Pomerantz, M.D.

*	Director	July 17, 2018
Michael Rosenblatt, M.D.

*		Director	July 17, 2018
Catherine A. Sohn, Pharm.D.

*		Director	July 17, 2018
Jonathan R. Symonds, CBE

*By:	/s/ Pablo J. Cagnoni	Attorney-in-fact	July 17, 2018
Pablo J. Cagnoni

EXHIBIT INDEX

Exhibit No.	Exhibit Index

5.1	Opinion of Goodwin Procter LLP

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

24.1**	Power of Attorney

**     Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-225840), originally filed with the Securities and Exchange Commission on June 22, 2018 and incorporated by reference herein.